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                                                                   Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITOR

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Voice Mobility International, Inc. pertaining to the 1999 Stock Option Plan of our report dated March 29, 1999, with respect to the consolidated financial statements of Voice Mobility International, Inc. incorporated by reference in the Annual Report on Form 10-KSB for the year ended December 31, 1999 and in its Registration Statement on Form 10-SB Amendment No. 5 for the year ended December 31, 1998.


                                                          BEDFORD CURRY & CO.

                                                          Chartered Accountants


Vancouver, British Columbia
September 13, 2000